                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 31, 2006

                          MONTGOMERY REALTY GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                       000-30724              88-0377199
(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)

             400 Oyster Point Blvd., Suite 415
              South San Francisco, California                  94080
         (Address of principal executive offices)            (Zip Code)

                                 (650) 266-8080
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

              ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         See the disclosure provided under Item 5.02 below.

      ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On May 31, 2006, O. Lee Barnett resigned as a member of the board of directors of Montgomery Realty Group, Inc. Montgomery's board of directors has determined not to fill the vacancy created by Mr. Barnett's resignation, which will leave the board of directors with five members.

         In recognition of Mr. Barnett's service as a member of the board and its audit committee since Montgomery's inception, a period of more than seven years, the board of directors voted to award him an honorarium of $10,000 upon his resignation.

                             ITEM 8.01. OTHER EVENTS

         On June 2, 2006, judgment was entered in the San Francisco Superior
Court affirming the arbitration award in the lease dispute between Montgomery and its tenant in the property Montgomery refers to as the Keker & Van Nest property. Under the arbitration award, rather than annual rent of $710,280 previously paid, Keker & Van Nest (as the sole tenant) will only be required to pay approximately $388,399 per year, a difference of $321,881 per year, or 45.3%
decrease in rent. The arbitration award also granted the tenant a rent offset for a period of 11 months, meaning that Montgomery will not be receiving any rent from the property for that period.

         Montgomery's board of directors has authorized an appeal of the court's decision, although no appeal has yet been filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  MONTGOMERY REALTY GROUP, INC.

Date:  June 6, 2006                               By: /s/ James T. Graeb
                                                     James T. Graeb
                                                     General Counsel

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